Exhibit 32.1

CERTIFICATION

In connection with the quarterly report on Form 10-Q of Tanox, Inc. (the “Company”) for the quarter ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we , Nancy T. Chang, Chief Executive Officer of the Company and Gregory P. Guidroz, Vice President of Finance of the Company, certify, pursuant to the requirements of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2005	By:	/s/ Nancy T. Chang
Nancy T. Chang
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 3, 2005	By:	/s/ Gregory P. Guidroz
Gregory P. Guidroz
Vice President of Finance
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Tanox, Inc. and will be retained by Tanox, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.